Exhibit 5

                                                      FILE NO.:  33411.1125
                                               DIRECT DIAL:  (804) 788-8269

                            November 30, 1994


Board of Directors
Crestar Financial Corporation
919 East Main Street
Richmond, Virginia  23219

                     Registration Statement on Form S-4
                             TideMark Bancorp, Inc.

Ladies and Gentlemen:

             We are acting as counsel for Crestar Financial Corporation (the "Company") in connection with the registration under the Securities Act of 1933 of 1,345,457 shares of its common stock (the "Common Stock"). The transaction in which the Common Stock will be issued is described in the Company's Registration Statement on Form S-4 of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on November 30, 1994 and relating to the Company's acquisition of TideMark Bancorp, Inc. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

             We are of the opinion that:

             1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

             2. The Common Stock has been duly authorized and, when the shares have been issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

             We consent to the filing  of this opinion with  the Commission as an exhibit to the Registration Statement and to the references to us in the Proxy Statement/Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and
regulations  promulgated   thereunder  by   the  Securities   and  Exchange
Commission.

                                           Very truly yours,

                                           Hunton & Williams